Exhibit 10.1

Purchase Agreement

This agreement is made and entered into on this August 23, 2024 by and between:

Volt Mobility Holding Ltd (hereinafter referred to as “Volt Mobility”), a company duly incorporated and existing under the laws of [Insert Jurisdiction], with its principal place of business located in Abu Dhabi Global Market Maryah Island.

And

VoltiE Group (hereinafter referred to as “VoltiE Group”), a company duly incorporated and existing under the laws of Florida, with its principal place of business located at 3451 Executive Way, Miramar, FL. 33025.

And

Mullen Automotive Group (hereinafter referred to as “Mullen”) a company duly incorporated and existing under the laws of the State of Delaware and the United States, with its principal place of business located at 1405 Pioneer Boulevard, Brea CA 92821

WHEREAS:

1. Volt Mobility is engaged in the business of providing innovative electric mobility solutions targeting FMCG and Transport sectors and government entities across the United Arab Emirates and the GCC countries.

2. VoltiE Group is engaged in the business of providing turnkey EV charging solutions that include AC charging hardware and DC charging hardware paired with its best-in-class Charger Management System (CMS) cloud-based platform and user interface to support public, private and fleet charging applications.

3. Mullen Automotive is an automotive company building the next generation of electric vehicles (“EVs”) manufactured in the United States including Mullen Commercial Class 1-3 EVs and Class 4-6 commercial oﬀerings through its subsidiary Bollinger Motors.

4. The Parties to this Agreement recognize the synergetic benefits that may be derived from a strategic collaboration and are therefore interested in entering this Agreement to outline the framework for future cooperation.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.	Objective:

1. VoltiE Group and Mullen Automotive Presence in the GCC Market

VoltiE Group and Mullen Automotive have expressed their strong interest in entering the Gulf Cooperation Council (GCC) market, specifically targeting the United Arab Emirates (UAE) as a strategic entry point. The two organizations can provide their respective commercial electric vehicles (EVs) and the associated AC and DC chargers required to support Volt Mobilities operations, through VoltiE’s Charger Management System and user interface platform under a white-label agreement with Volt Mobility to best support the Volt Mobility brand in the region, recognizing the growing demand for sustainable transportation solutions.

2.	Agreement and Collaboration with Volt Mobility:

To facilitate this market entry, Mullen together with VoltiE Group agrees to engage Volt Mobility, leveraging Volt Mobility’s expertise and established presence in the region, to enter into the market

2.1 Testing and Homologation:

VoltiE Group and Mullen will provide Volt Mobility with commercial EVs and chargers for the UAE region as our exclusive representative for the region. Mullen and VoltiE will ensure all vehicles and chargers will meet UAE certification requirements. and safety standards required for market entry in the UAE and across the GCC.

2.2 Volt Mobility’s Commitment:

Volt Mobility can and will confirm all homologation for VoltiE Group and Mullen products have been met. This includes confirming all necessary tests, evaluations, and inspections required for homologation in the UAE are met and confirmed.

VoltiE Group and Mullen will provide support to Volt Mobility, with regard to the vehicle certification reviews, EV Charger installation training for local contractors will be provided by Volt Mobility, commissioning, maintenance, CMS and User Interface support and will provide all required documentation, and can, as needed provide support engineering personnel to be in country to support testing.

2.3 Registration and Branding:

Volt Mobility will take responsibility for registering the Mullen vehicles and VoltiE Group’s chargers, CMS and User Interface in the UAE and across the broader GCC and MENA (Middle East and North Africa) regions. This includes ensuring compliance with all relevant regulations and obtaining the necessary certifications and approvals.

2.4 Intellectual Property Rights:

Each party retains full intellectual property rights to any contributed materials used in connection with the Program, and does not give up ownership of, and all Intellectual Property Rights in, any Contributed Materials provided within the execution of the program. The Parties acknowledge and agree that all Contributed Materials are provided on an as-is basis and without any representations or warranties of any kind, whether express or implied.

3.	Responsibilities:

3.1 Mullen’s Responsibilities

●	Provide Volt Mobility with the vehicles to confirm certification upon execution and initial vehicles to meet 2024 order of 300 units and 2700 units for 2025.

●	Share relevant technical documentation to confirm the homologation process and marketing for vehicles and provide on-site personnel as needed.

●	Mullen Automotive agrees to appoint Volt Mobility as its exclusive representative in the UAE for the Class 1 and Class 3 Mullen vehicles .and provide Volt with preferred wholesale pricing. Upon completion of US certification, and launch of vehicle, Mullen will provide rights to Bollinger Class 4 vehicle

●	Mullen will establish a parts and service network in the UAE to support Volt Mobility purchase of vehicles.

●	In the event the decision is made to manufacture Mullen Vehicles in the UAE, pricing to Volt Mobility will be reviewed.

3.2 VoltiE Group’s Responsibilities:

●	Provide Volt Mobility with the necessary chargers for testing and homologation.

●	Provide the VoltiE Group CMS platform and User Interface for Volt Mobility branding

●	Provide technical support for the Volt Mobility branded CMS and User Interface

●	Share relevant technical documentation and specifications required for the homologation process.

3.3 Volt Mobility’s Responsibilities:

●	Confirm all homologation and testing procedures have been met.

●	Register the vehicles and chargers in the GCC and MENA regions.

●	Purchase 3000 vehicles over the initial 16 month period

●	Volt Mobility will be responsible for transport and all import fees from mutually agreed US FOB location.

●	Volt Mobility will make good faith deposit of $3 million USD for the initial orders of 300 units within 60 days of execution.

●	Install and commission Volt Mobiity branded chargers supplied by VoltiE Group to the Volt Mobility branded CMS platform.

●	Volt Mobility as exclusive representative will have the ability to set up respective dealers and distributors and service partners through the region on behalf of Mullen vehicles.

4.	Mullen and VoltiE Group’s Commitments:

4.1 Provision of EV Chargers:

VoltiE Group will supply one dual port 22kW AC charger to be used for the testing and homologation period at no cost to Volt Mobility.

4.2 Technical Support:

VoltiE Group and Mullen agree to provide ongoing technical support to Volt Mobility to ensure the successful integration and operation of its EVs and charging infrastructure within the UAE market. This support will include, but is not limited to, assisting Volt Mobility in establishing a service center within the country. Mullen can provide training for all personnel and can support with all documentation including complete lists of tools needed and training and video guides in English.

4.3 Setting Up a Service Center:

As part of this technical support, VoltiE Group and Mullen will collaborate with Volt Mobility to set up a fully operational service center in the UAE. This center will be equipped to handle the maintenance, repair, and servicing of the commercial EVs and chargers provided by Mullen and the VoltiE Group respectively. Both organizations will oﬀer the necessary training, technical knowledge, and resources to Volt Mobility’s team to ensure that the service center meets the required standards for supporting the vehicles and their related infrastructure.

5.	Mutual Cooperation:

5.1 Shared Resources:

All parties agree to share relevant resources and expertise to ensure the success of this collaboration. This includes joint eﬀorts in market research, customer support, and after-sales service.

5.2 Communications:

The Parties plan to meet weekly during the term of the Agreement to share weekly reporting from the Charging Infrastructure and the Vehicles within the Designated Fleets

6.	Formal Agreement:

6.1 Formal Agreement:

This binding Purchase Agreement serves as the agreement of all parties, Mullen, Volt Mobility and In VoltiE Group. In the event of default by any party named in the agreement with respect to any material terms of this agreement and notice of said default any party may terminate this agreement in part or in its entirety without any further notice.

6.2 Purchased Electric Vehicles - Orders:

Mullen:

Volt Mobility commits to purchase 3,000 Class 3 commercial electric vehicles commencing with 300 units in the remainder of 2024 with the balance of 2700 units in calendar year 2025. Estimated value for the 16 month contract is $210 Million.

VoltiE Group:

●	Volt Mobility will use the VoltiE CMS platform and user interface under a white-label agreement with Volt Mobility branding.

●	Custom integrations to support Volt Mobilities Fleet, Public and Private customers will be detailed with software engineering fees in the formal agreement.

●	Volt Mobility has requested to purchase 30 DC Fast Chargers with the Volt Mobility branding on them from VoltiE to operate on it’s network in September of 2024.

●	Pricing and DC Fast Charger model for the September order will be detailed in a separate addendum.

●	Initial quantiles and forward-looking projections for AC and DC chargers will be forecasted in a separate addendum.

7.	Term and Termination:

7.1 Term: Sixteen months. Automatic renewal for another 12 months if no notice provided otherwise.

7.2 Territory: GCC and MENA

7.3 Termination:

In the event of default by any party named in the agreement with respect to any material terms of this agreement and 30-day notice of said default any party may terminate this agreement in part or in its entirety without any further notice.

8.	Governing Law:

Disputes to be governed by International Arbitration in a neutral venue

9.	Disclosure

All external communications will be mutually agreed by all parties prior to distribution or announcement.

10.	Signatures:

IN WITNESS WHEREOF, the parties hereto have executed this contract as of the day and year first above written.

For Volt Mobility Holding Ltd:

Name:	Sophia Nau
Title:	Managing Director

Signature:	/s/ Sophia Nau
Date:	23 Aug 2024

For VoltiE Group:

Name:	James Nork
Title:	President

Signature:	/s/ James Nork
Date:	23 Aug 2024

For Mullen Automotive :

Name:	Marianne McInerney
Title:	Chief Strategy Officer

Signature:	/s/ Marianne McInerney
Date:	August 23, 2024

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